Exhibit 99.1

Fly-E Group, Inc. Announces Fiscal Year 2024 Financial Results

New York, July 1, 2024 /PR Newswire/ -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing and selling smart electric motorcycles, electric bikes, electric scooters, and related accessories, today announced its financial results for the fiscal year ended March 31, 2024.

Mr. Zhou (Andy) Ou, Chairman and Chief Executive Officer of Fly-E, remarked, “We are thrilled to present our robust inaugural financial results for fiscal year 2024 following our IPO in June 2024. Our net revenues and gross profit surged by an impressive 47.9% and 58.1%, respectively, for fiscal year 2024. This growth has been accompanied by an improvement in our gross profit margin from 38.1% to 40.7%. Despite the challenges posed by inflation, which has led to higher labor and raw material costs that have impacted profitability and customer demand, our income from operations and net income still rose significantly by 41.0% and 37.5%, respectively. Our EBITDA also saw a significant increase of 43.2%, reaching $3.5 million. All these impressive numbers demonstrate the success of our adept management team in their oversight of our pricing strategies and sales enhancement, supplier diversification, logistics optimization, and continuous upgrading of our product portfolio. These efforts collectively reinforce our brand and position in the market. As a fast-growing EV company with eco-friendliness at our core, we are focused on expanding into new territories through online sales and diversifying our product offerings to meet ever-evolving customer demands and travel scenarios. We will continue to invest in our intelligent management service mobile software, the Fly E-Bike app, to further enhance the customer experience. Looking ahead, we are committed to ongoing innovation and expanding our sales network to create greater long-term growth for our company.”

Fiscal Year 2024 Financial Highlights

●	Net revenues were $32.2 million in fiscal year 2024, an increase of 47.9% from $21.8 million in fiscal year 2023.

●	Gross profit was $13.1 million in fiscal year 2024, an increase of 58.1% from $8.3 million in fiscal year 2023.

●	Gross margin was 40.7% in fiscal year 2024, increased from 38.1% in fiscal year 2023.

●	Income from operations was $3.3 million in fiscal year 2024, an increase of 41.0% from $2.3 million in fiscal year 2023.

●	Net income was $1.9 million in fiscal year 2024, an increase of 37.5% from $1.4 million in fiscal year 2023.

●	Basic and diluted earnings per share were $0.09 in fiscal year 2024, increased from $0.06 in fiscal year 2023.

●	EBITDA was $3.5 million in fiscal year 2024, an increase of 43.2% from $2.4 million in fiscal year 2023.

Fiscal Year 2024 Financial Results

Net Revenues

Net revenues were $32.2 million in fiscal year 2024, an increase of 47.9% from $21.8 million in fiscal year 2023. The increase was driven primarily by the increase of the average sale price of EVs by 2.0%, from $941 in fiscal year 2023 to $960 in fiscal year 2024, and the increase in sales volume of EVs by 7,389 units, from 11,263 units in fiscal year 2023 to 18,652 units in fiscal year 2024.

Retail sales revenue was $26.4 million in fiscal year 2024, an increase of 40.0% from $18.8 million in fiscal year 2023. Wholesale revenue was $5.8 million in fiscal year 2024, an increase of 98.5% from $2.9 million in fiscal year 2023.

Cost of Revenues

Cost of revenues was $19.1 million in fiscal year 2024, an increase of 41.6% from $13.5 million in fiscal year 2023. The increase in cost of revenues was primarily attributable to the increase in sales volume mentioned above and increase in logistics costs as the Company sourced and imported more EV parts and accessories outside the United States during the year ended March 31, 2024.

Gross Profit

Gross profit was $13.1 million in fiscal year 2024, an increase of 58.1% from $8.3 million in fiscal year 2023. Gross margin was 40.7% in fiscal year 2024, increased from 38.1% in fiscal year 2023. The increase in gross profit and gross margin was a result of higher average per unit selling price, increasing from $941 in fiscal year 2023 to $960 in fiscal year 2024. These improvements were driven by product upgrades, enhanced sales channels, and an improved brand image in the market.

Total Operating Expenses

Total operating expenses were $9.8 million in fiscal year 2024, an increase of 64.7% compared to $6.0 million in fiscal year 2023. The increase was attributable to the increase in the payroll expenses, rent expenses, meals and entertainment expenses, professional fees, and development expenses as the Company expanded its business.

●	Selling expenses were $5.9 million in fiscal year 2024, compared to $3.7 million in fiscal year 2023. Selling expenses primarily consist of payroll expenses, rent and utilities expenses of retail stores and other sales and marketing expenses. Total payroll expenses were $1.6 million in fiscal year 2024, compared to $1.4 million in fiscal year 2023. Rent expenses were $2.4 million in fiscal year 2024, compared to $1.7 million in fiscal year 2023. Because delivery drivers are the Company’s main retail customers, customer referral is the most effective way to market promotion. August through November is the low-season comparing to other months, as such, the Company focuses on client referrals during this period to boost sales. As a result, our marketing referral expense increased to $1.1 million in fiscal year 2024, compared to $15,756 in fiscal year 2023. Utilities expenses were $0.16 million in fiscal year 2024, compared to $0.13 million in fiscal year 2023. The increase in these expenses was primarily due to the increase in the number of new stores and new employees hired for these new stores in fiscal year 2024.

●	General and administrative expenses were $3.9 million in fiscal year 2024, compared to $2.3 million in fiscal year 2023. Meals and entertainment expenses increased to $0.4 million in fiscal year 2024, compared to $0.3 million in fiscal year 2023, primarily due to increased meal expenses for employees who worked overtime. Professional fees increased to $1.0 million in fiscal year 2024, compared to $0.7 million in fiscal year 2023, primarily attributable to the increase in audit fee, consulting fee, and legal expenses associated with the Company’s initial public offering. Payroll expenses increased to $1.1 million in fiscal year 2024 from $0.5 million in fiscal year 2023 primarily due to additional employees hired in operation and accounting departments. Rent expenses increased to $0.2 million in fiscal year 2024, compared to $0.1 million in fiscal year 2023 as a result of office space expansion in fiscal year 2024.

Net Income

Net income was $1.9 million in fiscal year 2024, an increase of 37.5% from $1.4 million in fiscal year 2023, mainly attributable to the reasons discussed above.

Basic and Diluted Earnings per Share

Basic and diluted earnings per share were $0.09 in fiscal year 2024, increased from $0.06 in fiscal year 2023.

EBITDA

EBITDA was $3.5 million in fiscal year 2024, an increase of 43.2% from $2.4 million in fiscal year 2023.

Financial Condition

As of March 31, 2024, the Company had cash of $1.4 million, increased from $0.4 million as of March 31, 2023.

Net cash provided by operating activities was $4.3 million in fiscal year 2024, compared to $1.8 million in fiscal year 2023.

Net cash used in investing activities was $3.2 million in fiscal year 2024, compared to $0.4 million in fiscal year 2023.

Net cash used in financing activities was $0.05 million in fiscal year 2024, compared to $1.4 million in fiscal year 2023.

Recent Development

On June 7, 2024, the Company completed its initial public offering (the “Offering”) of 2,250,000 shares of common stock, at a price of $4.00 per share. On June 25, 2024, the underwriter of the Offering exercised its over-allotment option in full to purchase an additional 337,500 shares of the Company’s common stock at the public offering price of $4.00 per share. After giving effect to the full exercise of the over-allotment option, the Company sold an aggregate 2,587,500 shares of its common stock for aggregate gross proceeds of $10.35 million, before deducting underwriter discounts, commissions and other related expenses. The Company’s shares of common stock began trading on the Nasdaq Capital Market under the symbol “FLYE” on June 6, 2024.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing and selling smart electric motorcycles, electric bikes, electric scooters and related accessories under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”), management periodically uses certain “non-GAAP financial measures,” as such term is defined under the rules of the SEC, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. For example, non-GAAP measures may exclude the impact of certain items such as acquisitions, divestitures, gains, losses and impairments, or items outside of management’s control. Management believes that the following non-GAAP financial measure provides investors and analysts useful insight into its financial position and operating performance. Any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with U.S. GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

The Company uses EBITDA (earnings before interest, taxes, depreciation, and amortization) to evaluate its operating performance. The Company believes EBITDA provides additional insight into its underlying, ongoing operating performance and facilitates year-to-year comparisons by excluding the earnings impact of interest, tax, depreciation and amortization and that presenting EBITDA is more representative of its operational performance and may be more useful for investors.

The Company reconciles its non-GAAP financial measure to its net income, which is its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. EBITDA includes adjustments for provision for income taxes, as applicable, interest income and expense, depreciation, and amortization. EBITDA does not represent and should not be considered an alternative to net income as determined by U.S. GAAP, and its calculations thereof may not be comparable to those reported by other companies. The Company believes EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in its business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on its operating performance. EBITDA, as presented herein, is a supplemental measure of its performance that is not required by, or presented in accordance with, U.S. GAAP. The Company uses non-GAAP financial measures as supplements to its U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting its business. EBITDA is a measure of operating performance that is not defined by U.S. GAAP and should not be considered a substitute for net (loss) income as determined in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 21, 2024, filed with the SEC on June 28, 2024. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

FLY-E GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	March 31, 2024	March 31, 2023
ASSETS
Current Assets
Cash	$1,403,514	$358,894
Accounts receivable	212,804	389,077
Accounts receivable – related parties	326,914	136,565
Inventories, net	5,364,060	3,838,754
Prepayments and other receivables	588,660	782,819
Prepayments and other receivables – related parties	240,256	—
Total Current Assets	8,136,208	5,506,109
Property and equipment, net	1,755,022	785,285
Security deposits	781,581	424,942
Deferred IPO costs	502,198	75,819
Deferred tax assets, net	35,199	211,100
Operating lease right-of-use assets	16,000,742	10,261,556
Intangible assets, net	36,384	—
Long-term prepayment for property	450,000	—
Long-term prepayment for software development– related parties	1,279,000	—
Total Assets	$28,976,334	$17,264,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,180,796	$1,005,401
Current portion of long-term loan payables	1,213,242	412,224
Accrued expenses and other payables	925,389	365,662
Other payables – related parties	92,229	332,481
Operating lease liabilities – current	2,852,744	1,836,737
Taxes payable	1,530,416	959,456
Total Current Liabilities	7,794,816	4,911,961
Long-term loan payables	412,817	723,228
Long-term loan payables – related parties	—	150,000
Operating lease liabilities – non-current	13,986,879	8,979,193
Total Liabilities	22,194,512	14,764,382

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 4,400,000 shares authorized and nil outstanding as of March 31, 2024 and March 31, 2023*	—	—
Common stock, $0.01 par value, 44,000,000 shares authorized and 22,000,000 shares outstanding as of March 31, 2024 and March 31, 2023*	220,000	220,000
Additional Paid-in Capital	2,400,000	—
Shares Subscription Receivable	(219,998)	(219,998)
Retained Earnings	4,395,649	2,500,427
Accumulated other comprehensive loss	(13,829)	—
Total FLY-E Group, Inc. Stockholders’ Equity	6,781,822	2,500,429
Total Liabilities and Stockholders’ Equity	$28,976,334	$17,264,811

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on December 21, 2022 and to give effect to the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
Revenues	$32,205,666	$21,774,937
Cost of Revenues	19,099,120	13,485,405
Gross Profit	13,106,546	8,289,532

Operating Expenses
Selling Expenses	5,914,786	3,667,227
General and Administrative Expenses	3,931,203	2,309,927
Total Operating Expenses	9,845,989	5,977,154
Income from Operations	3,260,557	2,312,378

Other Expenses, net	(30,352)	(11,524)
Interest Expenses, net	(152,050)	(100,387)
Income Before Income Taxes	3,078,155	2,200,467
Income Tax Expense	(1,182,933)	(821,896)
Net Income	$1,895,222	$1,378,571

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(13,829)	—
Total Comprehensive Income	$1,881,393	$1,378,571

Earnings per Share*	$0.09	$0.06
Weighted Average Number of Common Stock
– Basic and Diluted*	22,000,000	22,000,000

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on December 21, 2022 and to give effect to the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$1,895,222	$1,378,571
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property, and equipment	46,084	—
Depreciation expense	272,708	145,783
Amortization expense	1,648	—
Deferred income taxes expenses	176,093	448,800
Amortization of operating lease right-of-use assets	2,277,910	1,905,028
Loss from termination of operating lease	5,957	—
Inventories reserve	456,209	151,378
Changes in operating assets and liabilities:
Accounts receivable	176,273	(334,752)
Accounts receivable – related parties	(190,349)	(136,565)
Inventories	(1,981,515)	615,394
Prepayments and other receivables	194,160	(637,630)
Prepayments for operation services to related parties	(60,000)	—
Security deposits	(422,240)	(130,680)
Accounts payable	2,489,025	(70,928)
Accrued expenses and other payables	334,726	(105,097)
Operating lease liabilities	(1,933,760)	(1,697,190)
Taxes payable	570,769	225,027
Net cash provided by operating activities	4,308,920	1,757,139

Cash flows from investing activities
Purchases of equipment	(1,253,555)	(442,915)
Purchases of property rights	(38,032)	—
Prepayments for property	(450,000)	—
Prepayment for purchasing software from a related party	(1,279,000)	—
Payment received from a related party	111,500	—
Advance to a related party	(291,756)	—
Net cash used in investing activities	(3,200,843)	(442,915)

Cash flows from financing activities
Borrowing from loan payables	1,095,000	1,500,000
Repayments of loan payables	(639,367)	(278,222)
Repayments on other payables - related parties	(290,252)	(2,496,323)
Payments of related party loan	(150,000)	—
Deferred IPO Cost	(201,379)	(75,819)
Capital contributions from Stockholders	136,370	—
Net cash used in financing activities	(49,628)	(1,350,364)
Net changes in cash	1,058,449	(36,140)
Effect of exchange rate changes on cash	(13,829)	—
Cash at beginning of the year	358,894	395,034
Cash at the end of the year	$1,403,514	$358,894

Supplemental disclosure of cash flow information
Cash paid for interest expense	$152,050	$100,341
Cash paid for income taxes	$435,881	$148,064

Supplemental disclosure of non-cash investing and financing activities
Settlement of accounts payable by related parties	$50,000	$—
Settlement of accounts payable by capital contribution	$2,263,630	$—
Purchase of vehicle funded by loan	$34,974	$—
Unpaid deferred IPO cost	$225,000	$11,717
Termination of operating lease right-of-use assets and operating lease liabilities	$(2,814,235)	—
Right-of-use assets obtained in exchange for operating lease liabilities	$10,771,688	$4,082,664

The following table sets forth the components of our EBITDA for the years ended March 31, 2024 and 2023:

	For the Year Ended March 31,
	2024	2023	Change	Percentage Change
Net Income from Operations	$1,895,222	$1,378,571	$516,651	37.5%
Income Tax Provision	1,182,933	821,896	361,037	43.9%
Depreciation	272,708	145,783	126,925	87.1%
Interest Expenses	152,050	100,387	51,663	51.5%
Amortization	1,648	—	1,648	100%
EBITDA	$3,504,561	$2,446,637	$1,057,924	43.2%
Percentage of Revenue	10.9%	11.2%		(0.3)%